Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of NovaStar Mortgage, Inc. relating to NovaStar Home Equity Loan Asset-Backed Bonds, Series 1999-1 of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                    PricewaterhouseCoopers LLP


January 25, 1999